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                                January 20, 1995




Big O Tires, Inc.
11755 East Peakview Avenue
Englewood, Colorado  80111

Attn: Investment Committee of the Board of Directors of Big O Tires, Inc. ("Big O")

Gentlemen:

          We refer to the letter among us dated December 22, 1994. We request that you agree by signing below that the December 22 letter is extended to 5 p.m. Denver time on February 8, 1995, on the terms of this letter.

          We agree that (1) the draft Merger Agreement, dated January 19, 1995, is acceptable to us in all material respects, (2) we will work in good faith toward a prompt resolution of any outstanding issues that we believe must be resolved before the management participants and dealer representatives are prepared to sign a definitive Merger Agreement, (3) we will keep you advised of our progress toward resolving those issues, and (4) at any time after January 27, 1995, you may terminate this agreement on 24-hours notice to Steve Cloward at Big O Tires, Inc. if we have not delivered to you by January 27, 1995, copies of a signed agreement in principle among the purchasers establishing the terms of their relative equity participation in the purchaser and a model and anticipated financial forecast and structure of the purchaser.

          You and we agree that nothing in this letter obligates either of us to sign the definitive Merger Agreement.

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Big O Tires, Inc.
January 20, 1995
Page 2


          If you are in agreement with the statements set forth above, please confirm your agreement by signing the copy of this letter which is attached hereto and returning it to John B. Adams.

                                        Very truly yours,


Management participants                           Dealer representatives

Steven P. Cloward        John B. Adams            Rick Miller
Thomas L. Staker         Philip J. Teigen         Wes Stephenson
Bruce H. Ware            Gregory L. Roquet        William H. Spencer
David W. Dwyer           Dennis J. Fryer          Thomas Staker
Allen E. Jones           Kelly A. O'Reilly        Guido Bertoli
Brad Findlay



By: /s/ John B. Adams                   By: /s/ William H. Spencer
   -----------------------------           -------------------------
        John B. Adams                           William H. Spencer


ACCEPTED AND AGREED TO:

Big O Tires, Inc.



By: /s/ John E. Siipola
   ---------------------------


Date: January 20, 1995